UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2023

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Principal Officers.

On November 15, 2023, Mr. Andy Lombardo, who currently holds the position of Executive Vice President (“EVP”) of Nuclear and Technical Services and is a named executive officer of Perma-Fix Environmental Services, Inc. (the “Company”), notified the Company that he will retire from the position of EVP of Nuclear and Technical Services, effective January 1, 2024, for personal reasons. Mr. Lombardo will remain employed by the Company at a reduced capacity, and assist with transition of his former responsibilities as well as contributing to certain business development matters. As Senior Advisor for the Services Segment, Mr. Lombardo will be provided an annual base salary and other usual benefits as provided under the Company’s benefit plans. Mr. Lombardo will no longer be a named executive of the Company upon his retirement from the position of EVP of Nuclear and Technical Services.

Upon Mr. Lombardo’s retirement as EVP of Nuclear and Technical Services, his employment agreement dated April 20, 2023, will be terminated effective January 1, 2024. Mr. Lombardo will be entitled to any incentive compensation payable under his Management Incentive Plan (“MIP”) as EVP of Nuclear and Technical Services for fiscal year 2023.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2023

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Mark Duff
Mark Duff
President, Chief Executive Officer and Director

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